UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SEI”	New York Stock Exchange
Indicate by check mark
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On October 1, 2026, Solaris Energy Infrastructure, LLC (the “Issuer”), a subsidiary of Solaris Energy Infrastructure, Inc. (the “Company”), issued $1.25 billion aggregate principal amount of 7.000% Senior Notes due 2032 (the “Notes”) in a private placement (the “Offering”) conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued at par for net proceeds of approximately $1,227.2 million, after deducting the initial purchasers’ discount and estimated offering expenses. The Issuer intends to use the net proceeds from the Offering for general corporate purposes, growth capital expenditures and to pay fees and expenses related to the Offering.

The Notes are governed by an Indenture, dated as of October 1, 2026 (the “Indenture”), by and among the Company, the Issuer, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will mature on April 1, 2032, and interest on the Notes is payable semi-annually in arrears on each April 1 and October 1, commencing April 1, 2027, at a rate of 7.000% per annum. The Notes are unconditionally guaranteed on a senior unsecured basis by the Company and the Subsidiary Guarantors (the “Guarantees”). The Notes and the Guarantees (i) rank equally in right of payment with all existing and future senior indebtedness of the Issuer, the Company and the Subsidiary Guarantors, (ii) are structurally senior to the Company’s 4.75% Convertible Senior Notes due 2030 and 0.25% Convertible Senior Notes due 2031 (collectively, the “Convertible Notes”) to the extent of the Guarantees by the Subsidiary Guarantors and (iii) are senior in right of payment to the corresponding subordinated intercompany convertible notes issued by the Issuer to the Company in aggregate principal amounts equal to the outstanding amounts under the Convertible Notes.

Optional Redemption

At any time prior to April 1, 2029, the Issuer may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture, in an amount not greater than the net cash proceeds of one or more equity offerings, at a redemption price of 107.000% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date; provided that: (i) at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding the Notes held by the Company and its subsidiaries); and (ii) the redemption occurs within 180 days of the date of the closing of such equity offering. In addition, at any time prior to April 1, 2029, the Issuer may on any one or more occasions redeem all or part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but not including, the redemption date.

On and after April 1, 2029, the Issuer may on any one or more occasions redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2029	103.500%
2030	101.750%
2031 and thereafter	100.000%

Change of Control

If a Change of Control Triggering Event (as defined in the Indenture) occurs, the Issuer will be required to offer to repurchase all or any part of the outstanding Notes in cash at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things and subject to certain exceptions, limit the Issuer’s ability and the ability of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its restricted subsidiaries; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

The Indenture contains customary events of default, including, among other things, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, a guarantee being held unenforceable or invalid, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 30% in aggregate principal amount of the then-outstanding Notes to accelerate the amounts due under the Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of 7.000% Senior Notes due 2032, which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

First Amendment to Credit Agreement

On October 1, 2026, the Issuer, as borrower, the Company, as parent, the subsidiary guarantors thereto, the lenders party thereto, and MUFG Bank, Ltd., as administrative agent, entered into a First Amendment to Credit Agreement (the “First Amendment”), which amends that certain Credit Agreement, dated as of May 12, 2026 (the “Original Credit Agreement,” and the Original Credit Agreement, as amended by the First Amendment, the “Credit Agreement”), governing the Issuer’s senior secured revolving credit facility (the “Revolving Credit Facility”). The First Amendment, among other things, (i) increased the aggregate revolving commitments under the Revolving Credit Facility by $200.0 million, from $650.0 million to $850.0 million, through the exercise in full of the incremental commitment feature under the Credit Agreement, and (ii) increased the sublimit for the issuance of letters of credit under the Revolving Credit Facility from $150.0 million to $325.0 million.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of October 1, 2026, by and among Solaris Energy Infrastructure, LLC, Solaris Energy Infrastructure, Inc., the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 7.000% Senior Notes due 2032 (included as Exhibit A in Exhibit 4.1).

10.1	First Amendment to Credit Agreement, dated as of October 1, 2026, by and among Solaris Energy Infrastructure, LLC, as borrower, Solaris Energy Infrastructure, Inc., as parent, MUFG Bank, Ltd., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ STEPHAN E. TOMPSETT
Name:	Stephan E. Tompsett
Title:	Chief Financial Officer